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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement and to the incorporation by reference in this registration statement of our reports dated March 3, 1995 included in the Company's Form 10-K for the year ended January 29, 1995 and our reports dated February 23, 1996 included in the Company's Form 8-K, event date February 23, 1996.

                                                  /s/ ARTHUR ANDERSEN LLP

San Jose, California
February 23, 1996